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For Immediate Release                                               Exhibit 99.1

CONTACT:
Media Relations                              Investor Relations
Mary Athridge                                Farrell Kramer
Robinson, Lerer & Montgomery                 Robinson Lerer & Montgomery
212-484-7459                                 212-484-7474
mathridge@rlmnet.com                         fkramer@rlmnet.com
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                MULTEX.COM ACQUIRES BUZZCOMPANY.COM - BRINGING
            POWERFUL E-COMMUNITY TECHNOLOGY TO INTERNET'S LEADING
                            FINANCIAL E-MARKETPLACE

       BuzzCompany.com's e-Community Expertise Strengthens Multex.com's
                          ASP, B2B and B2C Offerings

    Increases Multex.com's Ability to Connect Brokerage Firms, Investment
        Banks, Corporations, and Individual and Institutional Investors


NEW YORK, NY, May 10, 2000 - Multex.com, Inc. (NASDAQ: MLTX), the Internet's leading financial e-marketplace connecting buyers and sellers of financial services, announced today that it has acquired BuzzCompany.com, Inc., the leading provider of e-community Internet products and services. The transaction brings powerful, new e-community and collaboration technology and expertise to Multex.com's Internet-leading financial e-marketplace.

BuzzCompany.com, a privately held company, develops and markets next-generation e-community software under the BuzzPower brand, as well as providing Web application development services. BuzzCompany.com's suite of products and services will be integrated into Multex.com's Application Service Provider (ASP) offerings, which include the development, hosting and operation of Web sites and portals for financial institutions. This will allow Multex.com's ASP clients, such as Merrill Lynch Direct Markets and Schroders Investment Management, to offer their customers a more feature-rich and "sticky" interactive experience.

BuzzCompany.com's e-community software and services will enhance the offerings of Multex.com's Business-to-Business (B2B) unit, which provides real-time, Web-based financial applications and information to institutional investors and other financial institutions. They will also be integrated throughout Multex.com's Business-to-Consumer (B2C) offerings, which deliver financial applications and
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information to individual investors through a network of branded and affiliate
Web sites including Multex Investor(SM), Sage Online(SM) and Market Guide(SM), which Multex.com acquired in September 1999. Financial terms of the transaction were not disclosed.

"BuzzCompany.com is the undisputed leader in the e-community space, and we are thrilled to be welcoming it into the Multex.com family. BuzzCompany.com's suite of e-community products and services will help us continue building our leading financial e-marketplace with new, innovative ways to connect the buyers and sellers of financial services. Our ASP clients tell us `sticky' e-community and collaboration technology and features are a critical part of their Internet portal strategies, and BuzzCompany.com's technology will allow us to offer our clients the very best. It will also help us add functionality to our Sage Online unit, and eventually support our B2B offerings as well," said James Tousignant, President of Multex.com.

"Being part of Multex.com's family is a great strategic fit for us. At BuzzCompany.com, we have worked with a large number of highly successful companies to deploy e-communities that enable new Internet business models and build profitable relationships between buyers and sellers. BuzzPower products and services add cutting edge e-community and collaboration features that will add strong value to Multex.com's global e-marketplace customers," said Zor Gorelov, President and Chief Executive Officer of BuzzCompany.com.

"As a Multex.com ASP customer, I'm extremely excited that BuzzCompany.com's industry leading technology and expertise in e-community is being incorporated into Multex.com's ASP Web hosting and development services for customers like Merrill Lynch," said Michael B. Packer, Head of Institutional e-Commerce at Merrill Lynch & Co.

As part of the transaction, Gorelov has been named a Senior Vice President of Multex.com. BuzzCompany.com technology currently powers e-community on Multex Investor (www.multexinvestor.com), the leading individual investor portal, and will soon bring new functionality to Sage Online, the world's premier online provider of live events and interactive community for personal finance, which Multex.com acquired in March 2000.

About BuzzCompany.com

Silicon Alley-based BuzzCompany.com, founded in 1996, is a leading provider of e-community products and services for both major corporations and "dot-coms." Key customers include CNBC.com, eB2B.com, Bowstreet, Microsoft, Lucent Technologies, OnHealth.com, Element K (Previously Ziff Davis University), and Planetkidz.com.
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About Multex.com, Inc.

Multex.com, Inc. (www.multex.com) is the Internet's leading financial e-marketplace connecting buyers and sellers of financial services. Multex.com is a global company that provides information and commerce enabling technology and infrastructure, application services, Web hosting and online community services to the major financial marketplace participants: brokerage firms, investment banks, corporations, and individual and institutional investors. The company focuses on three core business areas: Business-to-Business (B2B), which provides real-time, Web-based financial applications and information to institutional investors and other financial institutions; Application Service Provider (ASP), which develops, hosts and operates Web sites and portals for financial institutions, enabling them to connect to their clients; and Business-to-Consumer (B2C), which provides financial applications and information to individual investors through a network of branded and affiliate Web sites.

Multex.com serves this fast-growing and diverse marketplace through a number of industry leading brands, including: MultexNET(R), a subscription/transaction based, real-time, online service providing financial information from more than 700 firms such as Merrill Lynch, Salomon Smith Barney and Robertson Stephens to more than 10,000 buy-side firms and more than 30,000 subscribers; MultexEXPRESSSM, a Web-development and hosting business with more than 80 sites serving more than 1.5 million users; and Multex InvestorSM and Market Guide, Multex.com's individual investor sites, which total more than 1.5 million registered users. Multex.com has more than 500 information and distribution partners including: Reuters, Bloomberg, Dow Jones, AOL, Yahoo!, Quicken.com, CBS MarketWatch and CNNfn.com.

In March, 2000, Multex.com acquired Sage Online, Inc., the world's premier online provider of live events and interactive community for personal finance, including mutual fund and equity content, chat rooms, forums and message boards.

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